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                                                                      Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Deposit Guaranty Corp.:

We consent to incorporation by reference in the Registration Statements No. 33-57387 and No. 33-59844 each on Form S-3 and No. 33-53269, No. 33-57385, No.
33-44286, No. 2-81920, No. 2-81685, No. 33-44775, No. 33-63188, No. 33-64161,
No. 333-19577, and No. 333-25491 each on Form S-8 of First American Corporation, of our report dated February 12, 1998, with respect to the consolidated statements of condition of Deposit Guaranty Corp. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K of First American Corporation dated May 5, 1998.


                                       KPMG PEAT MARWICK LLP


Jackson, Mississippi
May 5, 1998